UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

SPIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Linnell Circle, Billerica, Massachusetts	01821-3298
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 584-3958

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in April 2016, Spire Corporation (the “Company”) began pursuing a pro rata settlement arrangement with the Company’s unsecured creditors in order to attempt to settle its debts and avoid a potential bankruptcy filing. In furtherance of those discussions, the Company entered into a contingent agreement with its former CEO and Chairman, Roger G. Little.

On June 13, 2016, the Company entered into (i) an Agreement to Repay Deferred Compensation Payments with Mr. Little, David R. Blouin and Blouin & Company, Inc. (the “Repayment Agreement”) and (ii) a Mutual General Releases Agreement with Mr. Little, SPI-Trust, Mr. Blouin and Blouin & Company, Inc. (the “Release Agreement”). Pursuant to the Repayment Agreement, Mr. Little agreed to repay $820,171 (the “Repayment Amount”) to the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”), which represents $2,164,534 of compensation previously paid out to Mr. Little from the Plan offset by $1,334,363 owed to Mr. Little by the Company. Under the Repayment Agreement, Mr. Little also agreed return to the Company 845,241 shares of the Company’s common stock previously issued under the Plan to Mr. Little. The Repayment Amount will be used to pay the Company’s unsecured creditors for outstanding claims and for reasonable expenses related to the administration of the creditor distributions. As of June 16, 2016, approximately 80% of the Company’s unsecured creditors had agreed to the terms of the Company’s proposed settlement offer. Assuming the Repayment Amount is received, the Company estimates an aggregate of $427,000 will be distributed to those unsecured creditors that accepted the Company’s settlement offer as of June 16, 2016.

Pursuant to the Release Agreement, the Company and Mr. Little agreed to a mutual release of any and all claims or causes of actions which they have or might have had, now existing or arising after the date of the Release Agreement. If the Repayment Amount is not received by the Plan, the Company’s release of claims against Mr. Little will be deemed null and void. The releases do not act to release any rights and interests held by Mr. Little solely in his capacity as a shareholder of the Company. The releases do not act to release any and all rights and claims Mr. Little has if it is ultimately determined that he is entitled to a distribution under the Plan. If a bankruptcy case or insolvency proceeding is brought by or against the Company, the release of Mr. Little’s claims against the Company will be deemed null and void. The Release Agreement contains customary confidentiality and non-disparagement obligations on each of the parties thereto.

This summary description of the Repayment Agreement and the Release Agreement is qualified in its entirety by reference to the full text of the Repayment Agreement and Release Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement to Repay Deferred Compensation Payments, between and among Roger G. Little, David R. Blouin, Blouin & Company, Inc. and Spire Corporation, dated June 13, 2016
10.2	Mutual General Releases, between and among Roger Little, SPI-Trust, David R. Blouin, Blouin & Company, Inc. and Spire Corporation, dated June 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June16, 2016	SPIRE CORPORATION

	By:	/s/ Rodger W. LaFavre
Rodger W. LaFavre
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Agreement to Repay Deferred Compensation Payments, between and among Roger G. Little, David R. Blouin, Blouin & Company, Inc. and Spire Corporation, dated June 13, 2016
10.2	Mutual General Releases, between and among Roger Little, SPI-Trust, David R. Blouin, Blouin & Company, Inc. and Spire Corporation, dated June 13, 2016.